UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2008
MBF Healthcare Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33396	22-3934207

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1100, Coral Gables, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)
(305) 461-1162

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 6, 2008, MBF Healthcare Acquisition Corp. (“MBH”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Critical Homecare Solutions Holdings, Inc. (“CHS”), a Delaware corporation, Kohlberg Investors V, L.P. (the “Seller’s Representative”) and the other stockholders of CHS (each, together with the Seller’s Representative, a “Seller” and collectively the “Sellers”).
     Pursuant to the terms of the Stock Purchase Agreement, MBH will acquire all of the outstanding capital stock of CHS for $420.0 million, subject to a working capital and certain other customary adjustments as set forth in the Stock Purchase Agreement. MBH intends to fund the purchase price and the acquisition costs and provide additional capital to CHS for growth and expansion through a combination of approximately $180.0 million of cash in its trust account, approximately $180.0 million of debt, a $35.0 million equity issuance of MBH common stock to certain Sellers and a commitment from MBF Healthcare Partners, L.P. to acquire up to an additional $50 million in shares of MBH common stock. The shares of MBH common stock to be issued to certain Sellers and the shares that are subject to the commitment from MBF Healthcare Partners, L.P. will be priced at the closing per share price of MBH common stock on February 6, 2008, which was $7.65.
     The closing of the acquisition and the issuance of equity to MBF Healthcare Partners, L.P. pursuant to its commitment are subject to MBH stockholder approval. The closing of the acquisition is also subject to customary regulatory approvals, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. In addition, the closing of the acquisition is conditioned on holders of less than 30% of the shares of MBH common stock issued in its initial public offering voting against the acquisition and electing to convert their MBH common stock into cash, as permitted by MBH’s Amended and Restated Certificate of Incorporation.
     The Stock Purchase Agreement provides that the Sellers will severally indemnify MBH and its affiliates, and MBH will indemnify the Sellers and their affiliates, against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. Subject to certain exceptions, indemnification for breach of a representation or warranty is subject to a $1.0 million threshold, after which losses in excess of $50,000 will be indemnifiable, with a maximum liability of $30.0 million.
     The Stock Purchase Agreement also provides for certain termination rights for both MBH and the Sellers under specified circumstances, including in the event that the closing of the transactions contemplated by the Stock Purchase Agreement has not occurred by June 30, 2008, unless extended by the parties in certain specified circumstances. In the event the Stock Purchase Agreement is terminated in accordance with its terms, the sole and exclusive remedy of either party is for willful or intentional breach, subject to a maximum liability cap for MBH of $4.0 million.
     The summary discussion of material terms to the Stock Purchase Agreement set forth above is qualified by reference to a copy of the Stock Purchase Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by this reference.
     MBH issued a press release on February 7, 2008 announcing the acquisition. A copy of the press release is attached as Exhibit 99.1 to this report.
Additional Information and Where to Find It.
     MBH expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission. MBH stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction.
Participants in Solicitation.
     MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.

Item 3.02.	Unregistered Sales of Equity Securities.
     In connection with the acquisition, pursuant to the Stock Purchase Agreement, certain of the Sellers have entered into a Subscription Agreement to acquire an aggregate of 4,575,163 shares of MBH common stock, par value $0.0001 per share, for an aggregate purchase price of $35.0 million. The shares will be issued only upon the closing of the acquisition described in Item 1.01 of this report, and as such, the issuance is subject to the conditions to closing of the acquisition, including stockholder approval of the acquisition. The shares were pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. No commissions were or will be paid in connection with this transaction.
     A copy of the Subscription Agreement is attached as Exhibit 10.1 to this report.

Item 7.01.	Regulation FD Disclosure.
     MBH and CHS senior management will host a conference call on Friday, February 8, 2008 at 9:00 a.m. Eastern time to discuss the acquisition of CHS by MBH. Live audio of the conference call will be available by dialing 1-877-407-4018 (United States) or 1-201-689-8471 (International). To access the call by live webcast, accompanied by presentation slides, which will be available the morning of February 8, 2008, please go to the following website at http://viavid.net/dce.aspx?sid=00004B8F. A webcast replay at that same website will be available for 30 days following the conference call. A phone replay will be available by dialing 1-877-660-6853 (United States) or 1-201-612-7415 (International) and referencing the Account Number: 3055 and Conference ID Number: 274101.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated February 6, 2008, among MBF Healthcare Acquisition Corp., Kohlberg Investors V, L.P. and other stockholders of Critical Homecare Solutions Holdings, Inc.

10.1	Subscription Agreement, dated February 6, 2008, between MBF Healthcare Acquisition Corp and certain stockholders of Critical Homecare Solutions Holdings, Inc.

99.1	Press Release of MBF Healthcare Acquisition Corp., dated February 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2008	MBF HEALTHCARE ACQUISITION CORP.
/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

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